Exhibit 99.1

A.D.A.M., Inc. Announces Financial Results for Second Quarter 2008

License revenues increase 8%; Adjusted net income increases 17%

ATLANTA, GA – August 14, 2008 – A.D.A.M., Inc. (NASDAQ: ADAM), a leading provider of health information and benefit technology solutions, today announced financial results for its second quarter ended June 30, 2008.

“We believe strongly that the long-term market opportunity for our health and benefits management solutions is significant,” said Kevin Noland, A.D.A.M.’s president and chief executive officer. “We are pleased that the investments we made to strengthen our content sales and support functions during 2007 have resulted in strong year-over-year growth in health content licensing revenues. We have made similar investments through the first half of 2008 to drive growth for our Benergy system. With these investments and fresh initiatives into the employer market, we are confident in our abilities to capitalize on the need of employers across the country to provide health and benefits management solutions to their organizations.”

Second Quarter Financial Highlights

Licensing revenues for the second quarter ended June 30, 2008 were $6,330,000 as compared to $5,860,000 for the same period of 2007, an increase of 8%. The increase in revenues is primarily attributable to additional license sales of A.D.A.M.’s health content products.

Total revenues for the second quarter ended June 30, 2008 were $7,189,000 as compared to $7,024,000 for the same period of 2007, an increase of 2%. The increase in revenues is primarily attributable to increased license sales tempered by a decline in product sales to the education market and a reduced number of new benefit brokers added during the period as the Company adjusts its business model to include direct sales to larger employers.

Net income for the second quarter ended June 30, 2008 was $810,000 or $0.08 per share on a fully diluted basis as compared to $861,000 or $0.08 per share on a fully diluted basis for the same period of 2007.

Adjusted non-GAAP net income for the second quarter ended June 30, 2008 was $1,176,000 compared to $1,007,000 for the same period in 2007, an increase of 17%.

Adjusted EBITDA was $1,900,000 for the second quarter ended June 30, 2008 as compared to $1,823,000 for the same period of 2007, an increase of 4%. Adjusted EBITDA margins for the second quarters of 2008 and 2007 were 26% of revenues.

First-Half 2008 Results

For the six-month period ended June 30, 2008, revenues were $14,312,000, up 5% from $13,570,000 in the same period last year. Net income for the six-month period ended June 30, 2008 was $1,358,000, as compared to $1,327,000, for the same period last year. Increases in revenues are primarily attributable to increased sales of the Company’s health content products. Net income for the first-half of 2008 was impacted by the increased investments in sales, marketing and customer support to drive long-term growth and support the current customer base, as compared to the same period in 2007 that included a benefit or reduction in costs associated with stock compensation expenses.

During the first six months of 2008, A.D.A.M. generated $2,764,000 in cash flow from operations and the Company’s cash on hand was $3,882,000 at June 30, 2008.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, restructuring charges and the income tax benefits from valuation of future tax loss carryforwards.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition, does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management for planning and evaluation purposes excludes the GAAP impact of acquired intangible assets and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation expense and amortization of intangible assets, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;

•	Evaluating the operating performance of our company;

•	Managing and comparing performance internally and externally against our peers; and

•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and restructuring charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

Forward-Looking Statements

The press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of the acquisition, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

ATLANTA—(BUSINESS WIRE)—A.D.A.M., Inc. (Nasdaq: ADAM), will conduct its second quarter 2008 earnings conference call on August 14, 2008 at 10:00AM Eastern Time (ET). To participate in the call, please dial 866-624-3372 approximately five minutes prior to the start time. International callers may dial 706-758-3874. A digital replay will be available at 12:00 PM ET the same day by dialing 800-633-8284 or 402-977-9140 with reservation code 21389280. The telephone replay will be available until August 28, 2008. To listen to the call online, visit www.adam.com.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits management solutions to healthcare organizations, employers, consumers, and educational institutions. With an industry-leading employee and HR benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. empowers consumers to get smart about their health and wellness, while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

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Contact:

A.D.A.M., Inc.

Investor Relations

Victor Thompson

770-321-4326

A.D.A.M., Inc.

Consolidated Statements of Operations

Second Quarter, 2008 and 2007

(numbers in thousands, except per share data)

	Three Months Ended June 30,				% Increase (Decrease)
	2008	% of Revenues	2007	% of Revenues
Revenues, net:
Licensing	$6,330	88%	$5,860	83%	8%
Product	316	4%	548	8%	-42%
Professional services and other	543	8%	616	9%	-12%

Total revenues, net	7,189	100%	7,024	100%	2%

Cost of Revenues:
Cost of revenues	921	13%	1,513	22%	-39%
Cost of revenues - amortization	465	6%	320	5%	45%

Total cost of revenues	1,386	19%	1,833	26%	-24%

Gross Profit	5,803	81%	5,191	74%	12%

Operating expenses:
Product and content development	1,197	17%	1,043	15%	15%
Sales and marketing	2,157	30%	1,559	22%	38%
General and administrative	1,298	18%	1,152	16%	13%

Total operating expenses	4,652	65%	3,754	53%	24%

Operating income	1,151	16%	1,437	20%	-20%

Interest expense	346	5%	622	9%	-44%
Interest income	(5)	0%	(46)	-1%	(a )

Income before income taxes	810	11%	861	12%	-6%
Income tax expense	—	0%	—	0%	(a )

Net Income	$810	11%	$861	12%	-6%

Earnings Per Share
Basic	$0.08		$0.09
Diluted	$0.08		$0.08

Weighted Average Common Shares Outstanding
Basic	9,795		9,514
Diluted	10,760		10,376

(a)	not meaningful

A.D.A.M., Inc.

Consolidated Statements of Operations

Year-to-Date, 2008 and 2007

(numbers in thousands, except per share data)

	Six Months Ended June 30,				% Increase (Decrease)
	2008	% of Revenues	2007	% of Revenues
Revenues, net:
Licensing	$12,759	89%	$11,559	85%	10%
Product	557	4%	922	7%	-40%
Professional services and other	996	7%	1,089	8%	-9%

Total revenues, net	14,312	100%	13,570	100%	5%

Cost of Revenues:
Cost of revenues	1,867	13%	2,707	20%	-31%
Cost of revenues-amortization	947	7%	635	5%	49%

Total cost of revenues	2,814	20%	3,342	25%	-16%

Gross Profit	11,498	80%	10,228	75%	12%

Operating expenses:
Product and content development	2,188	15%	2,199	16%	-1%
Sales and marketing	4,274	30%	2,819	21%	52%
General and administrative	2,593	18%	2,622	19%	-1%

Total operating expenses	9,055	63%	7,640	56%	19%

Operating income	2,443	17%	2,588	19%	-6%

Interest expense	818	6%	1,313	10%	-38%
Interest income	(29)	0%	(56)	0%	-48%
Loss on sale of investments	296	2%	—	0%	(a )
Loss on sale of assets	—	0%	4	0%	(a )

Income before income taxes	1,358	9%	1,327	10%	2%
Income tax expense	—	0%	—	0%	(a )

Net Income	$1,358	9%	$1,327	10%	2%

Earnings Per Share
Basic	$0.14		$0.14
Diluted	$0.13		$0.13

Weighted Average Common Shares Outstanding
Basic	9,755		9,317
Diluted	10,743		10,182

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

Second Quarter, 2008 and 2007

(numbers in thousands, except per share data)

	Three Months Ended June 30,
	2008 GAAP	2008 Non-GAAP	2007 GAAP	2007 Non-GAAP	% Increase/ Decrease
Reconciliation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$1,151	$1,151	$1,437	$1,437	-20%
Stock-based compensation (2)		178		(42)

Non-GAAP Operating Income		$1,329		$1,395	-5%

GAAP Net Income	$810	$810	$861	$861	-6%
Stock-based compensation (2)		178		(42)
Amortization of purchased intangibles (3)		188		188

Non-GAAP Net Income		$1,176		$1,007	17%

Diluted Earnings Per Share	$0.08	$0.11	$0.08	$0.10
Diluted common shares outstanding	10,760	10,760	10,376	10,376

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$810		$861

Depreciation		106		108
Amortization of software development		277		132
Stock-based compensation (2)		178		(42)
Amortization of purchase intangibles (3)		188		188
Interest expense		341		576

Adjusted EBITDA		$1,900		$1,823	4%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

Year-to-Date, 2008 and 2007

(numbers in thousands, except per share data)

	Six Months Ended June 30,
	2008 GAAP	2008 Non-GAAP	2007 GAAP	2007 Non-GAAP	% Increase/ Decrease
Reconcilation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$2,443	$2,443	$2,588	$2,588	-6%
Stock-based compensation (2)		322		239

Non-GAAP Operating Income		$2,765		$2,827	-2%

GAAP Net Income	$1,358	$1,358	$1,327	$1,327	2%
Stock-based compensation (2)		322		239
Amortization of purchased intangibles (3)		377		377

Non-GAAP Net Income		$2,057		$1,943	6%

Diluted Earnings Per Share	$0.13	$0.19	$0.13	$0.19
Diluted common shares outstanding	10,743	10,743	10,182	10,182

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$1,358		$1,327
Depreciation		215		215
Amortization of software development		570		258
Stock-based compensation (2)		322		239
Amortization of purchase intangibles (3)		377		377
Interest expense (income)		789		1,257
Loss on sale of investments (4)		296

Adjusted EBITDA		$3,927		$3,673	7%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Recognition of loss from sale of interest bearing short term investments.

A.D.A.M., Inc.

Consolidated Balance Sheets

June 30, 2008 and December 31, 2007

(numbers in thousands)

	June 30, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$3,882	$5,425
Short term investments	—	2,809
Accounts receivable, net	3,087	3,940
Restricted cash	46	46
Inventories, net	49	65
Prepaids and other current assets	1,054	839
Deferred income tax asset	793	793

Total current assets	8,911	13,917

Non-current assets
Property and equipment, net	915	801
Intangible assets, net	10,119	9,953
Goodwill	27,508	27,468
Other assets	152	152
Deferred financing costs, net	610	852
Deferred income tax asset	6,827	6,827

Total non-current assets	46,131	46,053

Total assets	$55,042	$59,970

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payables and accrued expenses	$2,643	$3,658
Deferred revenue	5,410	5,676
Current portion of long-term debt	4,750	3,250
Current portion of capital lease obligations	84	105

Total current liabilities	12,887	12,689

Non-current liabilities
Capital lease obligations, net of current portion	49	85
Other liabilities	909	899
Long-term debt, net of current portion	9,250	16,750

Total non-current liabilities	10,208	17,734

Stockholders’ equity
Common stock	101	100
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	57,281	56,406
Unrealized loss on investments	—	(166)
Accumulated deficit	(24,347)	(25,705)

Total stockholders’ equity	31,947	29,547

Total liabilities and stockholders’ equity	$55,042	$59,970

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Year-to-Date, 2008 and 2007

(numbers in thousands)

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Cash flows from operating activities
Net income	$1,358	$1,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,163	851
Deferred financing cost amortization	241	174
Loss on sale of assets	—	4
Loss on sale of investments	296	—
Stock-based compensation expense	322	239
Changes in assets and liabilities:
Accounts receivable	852	(951)
Inventories	16	(54)
Prepaids and other assets	(215)	573
Accounts payable and accrued liabilities	(1,014)	(1,041)
Deferred revenue	(265)	931
Other liabilities	10	(156)

Net cash provided by operating activities	2,764	1,897

Cash flows from investing activities
Purchases of property and equipment	(329)	(193)
Proceeds from sale of property and equipment	—	7
Additional cost of previous acquisition	(40)	(68)
Net change in restricted cash	—	2,148
Software product and content development costs	(1,114)	(610)
Proceeds from sale of investments	2,716	—
Purchase of investments	(37)	(87)

Net cash provided by investing activities	1,196	1,197

Cash flows from financing activities
Payment on note payable	—	(1,500)
Payment on long-term debt	(6,000)	(2,000)
Proceeds from exercise of common stock options	554	907
Repayments on capital leases	(57)	(75)

Net cash used in financing activities	(5,503)	(2,668)

Increase (Decrease) in cash and cash equivalents	(1,543)	426
Cash and cash equivalents, beginning of period	5,425	4,446

Cash and cash equivalents, end of period	$3,882	$4,872